Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-59257 of The Procter & Gamble Company on Form S-3 of our report dated July 31, 1997, incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


/s/DELOITTE & TOUCHE LLP
-------------------
Deloitte & Touche LLP
Cincinnati, Ohio
December 9, 1997